UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 12, 2015

TIAA REAL ESTATE ACCOUNT
(Exact Name of Registrant as Specified in its Charter)

New York	Not Applicable

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

33-92990, 333-202583

(Commission File Number)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206

(Address of principal executive offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (212) 490-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

Effective August 14, 2015, Margaret Brandwein, Managing Director at TIAA and currently the Portfolio Manager for the TIAA Real Estate Account (the “Account”), will retire from Teachers Insurance and Annuity Association of America (“TIAA”). Gerald Casimir, Managing Director at TIAA, will succeed Ms. Brandwein as Portfolio Manager for the Account effective at such time.

Mr. Casimir, age 55, has served since 2011 as TIAA’s head of U.S. real estate asset management, overseeing approximately $30 billion of real estate investments across multiple funds and accounts. From 2009 to 2011, Mr. Casimir served as TIAA’s head of real estate asset management for the U.S. northeast region. Mr. Casimir joined TIAA in May 2002 and prior to 2009 served in multiple roles on TIAA’s real estate acquisitions team.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

DATE: June 12, 2015		By:	/s/ Keith F. Atkinson

Keith F. Atkinson
Managing Director and Associate General Counsel